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                                                                  EXHIBIT 10.8


                               CHARLES A. BEASLEY
                                 5600 NATHAN WAY
                              BLOOMINGTON, IN 47408


                                                November 20, 2003

Thomas P. Tanis, Jr.
President
Syndicated Food Service International, Inc.
P.O. Box 2185
Front Royal, VA 22630

Dear Tom:

        The purpose of this letter is to confirm the agreement reached between Iain Brown, Sr. and myself this past Saturday regarding the Extension and Exchange Agreement ("Agreement") entered into by and between my wife, Marge, and myself and Syndicated Food Service International, Inc. and affiliates (the "Company").

        Based upon and subject to our receipt of $289,000, which Iain has agreed to provide to the Company, which will in turn make the payment to us, we agreed to extend the Put Period as defined in the Agreement from November 30, 2003 until March 31, 2004. The $289,000 will be applied against the $233,210 principal payment due on January 1, 2003 pursuant to the $1,266,420 Promissory Note, plus accrued interest thereon.

        As you and I discussed, this extension will in no way change any of the other terms and conditions of the Agreement. Please confirm the foregoing on behalf of the Company and affiliates by countersigning in the space provided below and return a countersigned copy of this letter to me. Upon receipt of you countersignature, the Agreement will be deemed amended as provided above.

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                                                            Respectfully,


                                                            Charles A. Beasley

CAB/pag

Cc:      Iain Brown, Sr.

CONFIRMED this ____ day of November, 2003.



                                                            ----------------------------
                                                            Thomas P. Tanis, Jr. for Syndicated Food Service
                                                            International, Inc., Beasley Food Service,
                                                            Inc. and Syndicated Bloomington I LLC
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